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                                                                    EXHIBIT 24.3


                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated March 17, 1995, on the financial statements of Information Display Technology, Inc. as of December 31, 1994 and for each of the three years in the period then ended, which appears on page F-1 of the Information Display Technology, Inc. Proxy Statement for Annual Meeting of Shareholders, dated May 1, 1995. We also consent to the reference to us under the heading "Experts" in such prospectus.



     Price Waterhouse LLP
     Pittsburgh, Pennsylvania
     April 4, 1996